Exhibit 31.2


                                 CERTIFICATIONS
                                 --------------

I, E. Joseph Grady, certify that:

     1. I have reviewed this Annual Report on Form 10-K/A of Crimson Exploration Inc.; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 8, 2006



/s/ E. Joseph Grady
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E. Joseph Grady
Senior Vice President and
Chief Financial Officer